UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2021

Vine Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40239	81-4833927
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5800 Granite Parkway, Suite 550, Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 606-0540

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VEI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2021, Vine Energy Holdings LLC (the “Borrower”) entered into the Second Amendment (the “Amendment”) to its Second Lien Credit Agreement, dated as of December 30, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and the several lenders party thereto. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

Among other things, the Amendment adjusts the minimum hedging requirement such that the Borrower and other Loan Parties must enter Swap Contracts with respect to 70% of the reasonably anticipated projected production of natural gas from the Borrower’s and other Loan Parties’ total Proved Developed Producing Reserves.

The above description of the material terms and conditions of the Amendment is a summary only, does not purport to be complete, and is qualified by reference to the full text of the Amendment attached to this Current Report as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

On June 29, 2021, Murat T. Konuk resigned as a member of the Board of Directors (the “Board”) of Vine Energy Inc. (the “Company”). Mr. Konuk served as a member of the Board’s Audit Committee and the Nominating and Corporate Governance Committee. Mr. Konuk’s resignation was not the result of a disagreement with the Company or its management.

On June 29, 2021, the investment companies controlled by The Blackstone Group L.P. and its affiliates (the “Investment Companies”), in accordance with their rights under that certain Stockholders’ Agreement dated as of March 22, 2021 by and among the Company, the Investment Companies and the other parties thereto (the “Stockholders’ Agreement”), designated, and the Board appointed, John H. Lee to the Board to fill the vacancy created by Mr. Konuk’s resignation. Mr. Lee has also been appointed to the Board’s Audit Committee and Nominating and Corporate Governance Committee.

Entry into Employment Agreements

On June 28, 2021 (the “Effective Date”), the Company entered into new employment agreements with each of Eric D. Marsh, President, Chief Executive Officer and Chairman of the Board, David M. Elkin, Executive Vice President and Chief Operating Officer, Wayne B. Stoltenberg, Executive Vice President and Chief Financial Officer and Jonathan C. Curth, Executive Vice President, General Counsel and Corporate Secretary (each an

“Employment Agreement”). Each Employment Agreement provides for an initial two-year term beginning on the Effective Date and will automatically renew for an additional one-year term on each anniversary of the Effective Date thereafter unless the Company or the executive provides 60 days’ written notice of non-renewal. Pursuant to each Employment Agreement, each executive will receive an annualized base salary of $724,605 for Mr. Marsh, $396,550 for Mr. Elkin, $400,000 for Mr. Stoltenberg and $375,000 for Mr. Curth and will be eligible (i) to receive an annual cash bonus with a target value of a percentage of each executive’s base salary equal to 100% for Mr. Marsh, 75% for Mr. Elkin, 50% for Mr. Stoltenberg and 60% for Mr. Curth, (ii) to participate in those benefit plans and programs of the Company available to similarly situated executives and (iii) to receive annual long-term incentive awards under the LTIP, including a 2021 grant of RSUs (the “2021 Award”) with a value (based on the IPO price of $14.00 per share of Class A common stock) of $7,100,000 for Mr. Marsh, $3,800,000 for Mr. Elkin, $3,300,000 for Mr. Stoltenberg and $950,000 for Mr. Curth.

Each Employment Agreement also provides for certain severance payments and benefits to be provided to the executive upon his termination of employment by the Company without “Cause” or the executive’s resignation for “Good Reason,” death or “Disability” (each quoted term as defined in the applicable Employment Agreement). Upon an executive’s termination of employment for any reason, his Employment Agreement provides that the Company shall pay the executive any accrued but unpaid base salary, unreimbursed business expenses and any other payments due to the executive under the applicable Company benefits plans or programs.

Upon an executive’s termination of employment by the Company without Cause (including due to non-renewal of the Employment Agreement), or by the executive for Good Reason (each, a “Qualifying Termination”), the executive will receive (i) any earned but unpaid annual bonus for the year preceding the year of termination, (ii) a lump sum payment equal to 1.5 times (2 times, for Mr. Marsh) the sum of the executive’s base salary and target bonus for the year of termination, (iii) payment or reimbursement of the incremental cost of continued health benefits for the executive and his eligible dependents for a period of 12 months (24 months, for Mr. Marsh) and (iv) accelerated vesting of a pro-rata portion of the executive’s outstanding unvested equity awards, with the vesting of any performance-based awards being based on target performance (including, in the event the 2021 Award has yet not been made, a cash payment equal to the pro-rata value of the 2021 Award).

If a Qualifying Termination occurs within 12 months following a “Change in Control” (as defined in the LTIP), the executive will receive (i) any earned but unpaid annual bonus for the year preceding the year of termination, (ii) a lump sum payment equal to 2 times (2.5 times, for Mr. Marsh) the sum of the executive’s base salary and target bonus for the year of termination, (iii) a lump sum payment equal to the pro-rata target bonus for the year in which the termination occurs, (iv) payment or reimbursement of the incremental cost of continued health benefits for the executive and his eligible dependents for a period of 18 months (24 months, for Mr. Marsh) and (v) full accelerated vesting of the executive’s outstanding unvested equity awards, with the vesting of any performance-based awards being based on target performance (including, in the event the 2021 Award has yet not been made, a cash payment equal to the value of the 2021 Award).

If an executive’s employment is terminated due to his death or Disability, then he will receive (i) any earned but unpaid annual bonus for the year preceding the year of termination, (ii) a pro-rata annual bonus for the year in which the termination occurs, based on actual performance and paid when annual bonuses are paid generally, (iii) if the termination occurs prior to the grant of the 2021 Award, a cash payment equal to the value of the 2021 Award and (iv) for Mr. Marsh only, continued payment of his base salary for a 12 month period following the termination of his employment.

Each Employment Agreement includes customary confidentiality, nonsolicitation and non-competition covenants, and provides coverage under the Company’s directors and officers liability insurance, to the extent coverage is provided to other director and officers.

The above description of the material terms and conditions of the Employment Agreements is a summary only, does not purport to be complete, and is qualified by reference to the full text of each Employment Agreement attached to this Current Report as Exhibits 10.2, 10.3, 10.4 and 10.5.

Item 7.01 Regulation FD Disclosure.

On July 1, 2021, the Company issued a press release announcing the Amendment to the Credit Agreement. A copy of the press release is furnished hereto as Exhibit 99.1.

Information furnished pursuant to Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or subject to the liabilities of that Section. This information shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated as of June 29, 2021, among the Borrower, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and the several lenders party thereto.

10.2	Employment Agreement by and between Eric D. Marsh and Vine Energy Inc., dated June 28, 2021

10.3	Employment Agreement by and between David M. Elkin and Vine Energy Inc., dated June 28, 2021

10.4	Employment Agreement by and between Wayne B. Stoltenberg and Vine Energy Inc., dated June 28, 2021

10.5	Employment Agreement by and between Jonathan C. Curth and Vine Energy Inc., dated June 28, 2021

99.1	Press Release, dated July 1, 2021

104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: July 1, 2021	Vine Energy Inc.

By:	/s/ Jonathan C. Curth

Name: Jonathan C. Curth
Title: Executive Vice President, General Counsel and Corporate Secretary